Exhibit 99.1

CERTIFICATION*

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Reynolds C. Bish, the Chief Executive Officer of Captiva Software Corporation (the "Company"), and Rick E. Russo, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

  The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 14, 2002

/s/ Reynolds C. Bish
Reynolds C. Bish
Chief Executive Officer

/s/ Rick E. Russo
Rick E. Russo
Chief Financial Officer

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* This certification accompanies the report in accordance with Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and shall not be deemed "filed" by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934.